ANNUAL STATEMENT OF COMPLIANCE

American Home Mortgage Servicing, Inc.

BANC OF AMERICA FUNDING 2008-1 TRUST,
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-1

I, David M. Friedman, a duly authorized officer of the Servicer (as hereinafter defined), pursuant to the Master Bulk Sale and Servicing Agreement, dated as of June 1, 2007, among Bank of America, National Association, American Home Mortgage Corp. and the Servicer (the "Agreement"), hereby certify that:

1.
A review of the Servicer's activities during the period from and including January 1, 2008 through and including December 31, 2008 (the "Reporting Period") and of the Servicer's performance under the Agreement and any applicable agreement in connection with a Reconstitution (as such term is defined in the Agreement) has been made under my supervision.

2.
To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement and any applicable agreement in connection with a Reconstitution (as such term is defined in the Agreement) in all material respects throughout the Reporting Period.

For purposes of this Certificate, "Servicer" refers to (i) for the period beginning January 1, 2008 through April 10, 2008, American Home Mortgage Servicing, Inc. (currently known as AHM SV, Inc.), a Maryland corporation ("AHSV"), and (ii) for the period beginning April 11, 2008 through December 31, 2008, American Home Mortgage Servicing, lnc. (formerly known as AH Mortgage Acquisition Co., Inc.), a Delaware corporation ("AHMS"), as successor to AHSV with respect to the Agreement (and any applicable Reconstitution Agreement). The undersigned officer has been an authorized servicing officer of each or AHSV and AHMS throughout the applicable portion of the Reporting Period during which each such company acted as Servicer under the Agreement (and any applicable agreement in connection with a Reconstitution) as set forth in clauses (i) and (ii) above.

[Signature Page Follows]

    IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 9th day of March, 2009.

/s/ David M. Friedman
David M. Friedman

President
American Home Mortgage Servicing, Inc. (formerly known as AH Mortgage Acquisition Co., Inc.)
April 11, 2008 through December 31, 2008

Executive Vice President and Director of Servicing
American Home Mortgage Servicing, Inc. (currently known as AHM SV, Inc.)
January 1, 2008 through April 10, 2008